Exhibit 10.2

IDEAL POWER INC.
NON-QUALIFIED STOCK OPTION AWARD AGREEMENT

January 8, 2014

R. Daniel Brdar
109 Lake Ridge Road
Southbury, Connecticut 06488

Dear Dan:

We are pleased to notify you (sometimes referred to as the “Optionee”) that, as a material inducement to your employment, the Compensation Committee of the Board of Directors of Ideal Power Inc. (the “Company”) has granted to you an option (the “Option”) to purchase shares of the Company’s common stock, $0.001 par value (the “Common Stock”), pursuant to and in accordance with this Non-Qualified Stock Option Award Agreement, as supplemented by Exhibit A, (the “Award Agreement”), as follows:

Grant Date:                                      January 8, 2014

Exercise Price:                               [Closing price of one share of the Company’s common stock on January 8, 2014.]

Number of Option Shares:            250,000 shares of common stock, par value $0.001

Expiration Date:                             January 8, 2024

Type of Option:                              Non-Qualified Option

Vesting Schedule:                          The right to purchase the shares will grant in equal increments of 62,500 shares over a period of 4 years, beginning on January 8, 2015 and continuing thereafter on January 8, 2016, 2017, and 2018.

You acknowledge and agree that the Option has been granted pursuant to, and is controlled by, the Award Agreement.

Very truly yours,

IDEAL POWER INC.

By:  /s/ Lon E. Bell
        Lon E. Bell, Chairman of the Compensation Committee

Acknowledged and Agreed To:

/s/ R. Daniel Brdar
R. Daniel Brdar

EXHIBIT A

TO

IDEAL POWER INC.
NON-QUALIFIED STOCK OPTION AWARD AGREEMENT

1.           General.  This Option shall be treated as a nonqualified stock option.  The Option is granted as an employment inducement award pursuant to Rule 5635 of the Rules of The NASDAQ Stock Market, as indicated in the attached Non-Qualified Stock Option Award Agreement which, together with this supplement, is referred to herein as the “Award Agreement”.  All capitalized terms set forth in this supplement that are not otherwise defined shall have the meanings ascribed to them under the Award Agreement.  The term of the Option shall be for a period of 10 years from the Date of Grant, or such shorter period as prescribed herein.  The Option shall be exercisable in equal increments over a period of 4 years, beginning on the first anniversary of the date of the Optionee’s employment and continuing thereafter on each subsequent anniversary date of the Optionee’s employment, subject to the Optionee providing continued services to the Company as the Chief Executive Officer through such date or as otherwise provided herein.  The Optionee shall have none of the rights of a stockholder with respect to any of the shares of Common Stock subject to the Option until such shares shall be issued upon the exercise of the Option.  Nothing herein contained shall confer on the Optionee any right to continue in the employ of the Company or any subsidiary thereof or interfere in any way with the right of the Company or any subsidiary thereof to terminate the employment or service of the Optionee at any time.

2.           Transferability.  The Option shall not be transferable otherwise than by will or the laws of descent and distribution, and the Option shall be exercisable, during the lifetime of the Optionee, only by the Optionee.  Without limiting the generality of the foregoing, the Option may not be assigned, transferred (except as aforesaid), pledged or hypothecated in any way (whether by operation of law or otherwise) and shall not be subject to execution, attachment or similar process.  Any attempted assignment, transfer, pledge, hypothecation or other disposition of the Option contrary to the provisions hereof, and the levy of any execution, attachment, or similar process upon the Option shall be null and void and without effect.

3.           Termination of Employment and Service.  The effect on the Option of the Optionee’s termination of employment and service shall be as follows:

(i)           if the Optionee dies while an employee of the Company, the Optionee’s estate, or any person who acquires the Option by bequest or inheritance, may exercise the Option to the extent that the Optionee was entitled to do so within the period beginning on the Optionee’s date of death and ending one year thereafter, provided, however, that if the Optionee’s death occurs prior to January 8, 2018, the Optionee’s estate, or any person who acquires the Option by bequest or inheritance, will also be entitled to exercise this Option for an additional number of shares of the Company’s Common Stock, which number shall be computed by multiplying (i) the number of days from January 9th of the year of the Optionee’s date of death through the date of the Optionee’s death by (ii) 171.232 but provided, further, that no fractional shares shall be issued as a result of this proration;

(ii)           if the Optionee’s employment by the Company is terminated for Cause, as defined below, the Option shall expire forthwith upon the Optionee’s termination and may not be exercised thereafter;

(iii)           If the Optionee’s employment by the Company is terminated as a result of a Change in Control, as defined below, the Optionee may thereafter exercise the Option within the period ending one year after the Optionee’s termination date, but only to the extent the Option was exercisable on the Optionee’s termination date.  It will be presumed that a termination results from a Change in Control if the Optionee’s employment is terminated during the period that begins when negotiations for the Change in Control begin and ends on the six month anniversary of the closing of the Change in Control transaction and such termination is not a termination for Cause or a termination resulting from the Optionee’s death, disability or any other reason.

    (iv)           if the Optionee’s employment by the Company terminates for any reason other than death, a Change in Control, or for Cause, the Optionee (or if the Optionee dies after the Optionee’s termination date, the Optionee’s estate or any person who acquires the Option by bequest or inheritance) may thereafter exercise the Option within the period ending 3 months after the Optionee’s termination date, but only to the extent the Option was exercisable on the Optionee’s termination date.

For purposes of this Award Agreement, “Cause” shall mean that the Company reasonably concludes that the Optionee has committed fraud, theft, embezzlement, misappropriation of the Company’s funds or other property, or any felony.  “Cause” may also include any of the following:

(a)           a violation by the Optionee of any statutory or common law duty of loyalty to the Company; or

(b)           a material violation by the Optionee of the Company's employment policies;

(c)           commission of such acts of dishonesty, gross negligence, or willful misconduct as would prevent the effective performance of the Optionee’s duties or which result in material harm to the Company or its business; or

(d)           any other event which may be defined as “Cause” in any employment or services agreement entered into between the Company and the Optionee.

4.           Adjustments.  If all or any portion of the Option is exercised subsequent to any stock dividend, stock split, recapitalization, combination or exchange of shares, reorganization (including, but not limited to, merger or consolidation), liquidation or other event occurring after the date hereof, as a result of which any shares or other securities of the Company or any other entity (including, but not limited to, any subsidiary of the Company) shall be issued in respect of the outstanding shares of Common Stock, or shares of Common Stock shall be changed into the same or a different number of shares or other securities of the same or any other class or classes, the person or persons so exercising the Option shall receive, for the aggregate price paid upon such exercise, the class and aggregate number of shares or other securities which, if shares of Common Stock (as authorized at the date hereof) had been purchased on the date hereof for the same aggregate price (on the basis of the price per share) and had not been disposed of, such person or persons would be holding at the time of such exercise as a result of such purchase, any and all such stock dividends, stock splits, recapitalizations, combinations or exchanges of shares, reorganizations, liquidations or other events.  In the event of any corporate reorganization, separation or division (including, but not limited to, split-up, split off, spin-off or sale of assets) as a result of which any cash or shares or other securities of any entity other than the Company (including, but not limited to, any subsidiary of the Company), shall be distributed in respect of the outstanding shares of Common Stock, a committee of the Board shall make such adjustments in the terms of the Option (including, but not limited to, the number of shares covered and the purchase price of such shares) as it may deem appropriate to provide equitably for the Optionee’s interest in the Option. Upon any adjustment as aforesaid, the minimum number of full shares that may be purchased upon any exercise of the Option as specified in the Award Agreement shall be adjusted proportionately.  No fractional shares shall be issued upon any exercise of the Option, and the aggregate price paid shall be appropriately reduced on account of any fractional share not issued.  In the event of a Change in Control, the Option may be assumed or an equivalent award may be substituted by the acquiror.  In the event that the Option is not so assumed or substituted therefor in a Change in Control, the Option may be terminated in exchange for a cash payment equal to (i) the excess (if any) of the value per share of Common Stock provided to stockholders of the Company generally in connection with the Change in Control (or, if none, the fair market value of a share of Common Stock on the date of the Change in Control or, if not a trading day, on the last trading day preceding the date of the Change in Control) over the exercise price of the Option multiplied by (ii) the number of shares of Common Stock subject to the Option.

5.           Change in Control.  “Change in Control” shall be defined as the sale or disposition by the Company to an unrelated third party of substantially all of its business or assets, or the sale of the capital stock of the Company in connection with the sale or transfer of a Controlling Interest in the Company to an unrelated third party, or the merger or consolidation of the Company with another corporation as part of a sale or transfer of a Controlling Interest in the Company to an unrelated third party.  For purposes of this definition, the term “Controlling Interest” means the sale or transfer of the Company’s securities representing at least 50.1% of the voting power.

6.           Manner of Exercise.  Subject to the terms and conditions contained in the Award Agreement, the Option may be exercised by giving written notice to the Secretary of the Company at the location of its principal office at the time of exercise, which is currently located at 5004 Bee Creek Road, Suite 600, Spicewood, Texas 78669.  Such notice shall state the election to exercise the Option and the number of shares in respect of which it is being exercised, shall be signed by the person or persons so exercising the Option and shall be accompanied by instructions to the Secretary to exercise, in whole or in part, along with payment of the full purchase price of said shares by cash, including a personal check made payable to the Company, and by payment to the Company of any withholding tax.

Provided the Option Shares are registered on an effective registration statement, a reoffer prospectus is filed with the Securities and Exchange Commission and the transaction complies with the Company’s policies, the Rules of The NASDAQ Stock Market and any applicable state and federal securities laws, the Optionee may also exercise this Option as follows:

    (i)           through a “same day sale” commitment from the Optionee and a broker-dealer that is a member of the Financial Industry Regulatory Authority (a “FINRA Dealer”) whereby the Optionee irrevocably elects to exercise the Option and to sell a portion of the shares of Common Stock so purchased to pay for the exercise price, and whereby the FINRA Dealer irrevocably commits upon receipt of such shares of Common Stock to forward the exercise price directly to the Company; or

    (ii)           through a “margin” commitment from the Optionee and a FINRA Dealer whereby the Optionee irrevocably elects to exercise the Option and to pledge the shares of Common Stock so purchased to the FINRA Dealer in a margin account as security for a loan from the FINRA Dealer in the amount of the exercise price, and whereby the FINRA Dealer irrevocably commits upon receipt of such shares of Common Stock to forward the exercise price directly to the Company.

Shares which otherwise would be delivered to the Optionee may be delivered, at the election of the Optionee, to the Company in payment of Federal, state and/or local withholding taxes due in connection with an exercise.  A certificate or certificates representing said shares shall be delivered as soon as practicable after the notice shall be received by the Company.  The certificate or certificates for the shares as to which the Option shall have been so exercised shall be registered in the name of the person or persons so exercising the Option and shall be delivered as aforesaid to or upon the written order of the person or persons exercising the Option.  In the event the Option shall be exercised, pursuant to paragraph 2 hereof, by any person or persons other than the Optionee, such notice shall be accompanied by appropriate proof of the right of such person or the persons to exercise the Option.  The date of exercise of the Option shall be the date on which the aforesaid written notice, properly executed and accompanied as aforesaid, is received by the Secretary.  The payment due to the Optionee upon exercise of the Option will be settled solely in Common Stock.  All shares that shall be purchased upon the exercise of the Option as provided herein shall be fully paid and non-assessable.

7.           Entire Agreement.  This Award Agreement constitutes the entire understanding of the parties with respect to the Option.  The terms of this Award Agreement may not be altered, modified or amended except by a written instrument signed by the relevant parties.

8.           Choice of Law.  The terms and conditions contained herein and in the Award Agreement shall be governed by and interpreted pursuant to the laws of the State of Delaware, without giving effect to the principles of conflict of laws